EXHIBIT 10.1

LICENSE AND SUPPLY AGREEMENT

THIS LICENSE AND SUPPLY AGREEMENT (the “Agreement”) is dated as of January 31, 2023, and effective as of January 1, 2023 (the “Effective Date”), by and between DAKIN HOLDINGS LTD., a company incorporated under the laws of the Country of Barbados (“DAKIN”), on the one hand, and MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation, and its wholly-owned subsidiary, MES, INC., a North Dakota corporation (together, “ME2C”), on the other hand.

RECITALS:

A. DAKIN owns technology embracing processes and apparatus related to certain technology hereinafter described.

B. To make this technology more marketable and to benefit from ME2C’s knowledge and operations in the marketplace for this technology, DAKIN has approached ME2C about licensing and supplying this technology.

C. ME2C is interested in licensing and supplying this technology in exchange for the consideration set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. ADOPTION OF RECITALS

The foregoing recitals, which are hereby adopted and confirmed, are incorporated into and made part of this Agreement as if fully set forth at length herein.

ARTICLE 2. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” means any entity or person that controls, is controlled by, or is under common control with a party, either directly or indirectly, wherein control means either ownership of a majority of voting equity or maintaining control over day-to-day operations.

“Improvements” means confidential information comprising all inventions, improvements (including but not limited to delivery and formulation improvements), enhancements and modifications thereto made or conceived during the Term (as hereinafter defined) to the Licensed Technology, and all patent applications and patents based on or covering the same.

“Licensed IP” means (a) Licensed Technology and (b) Improvements.

“Licensed Technology” means DAKIN’s proprietary and confidential technical information, as summarized in Appendix A, that DAKIN provides to ME2C under Article 5 of this Agreement.

“Representatives” mean the partners, members, managers, directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants and consultants), of a specified party.

“Running Royalty” means the running royalty described in Article 8 of this Agreement.

“Territory” means the United States of America.

ARTICLE 3. TERM AND TERMINATION

3.01 The term of this Agreement shall commence on the Effective Date and shall expire ten (10) years thereafter, unless earlier terminated in accordance with this Article 3 or extended by the mutual written agreement of the parties (the “Term”).

3.02 This Agreement may be terminated at any time by mutual written agreement of the parties.

3.03 This Agreement may be terminated immediately by either party, upon written notice to the other party, if such other party is wound up, dissolved, liquidated, becomes insolvent or is declared bankrupt, has a custodian appointed to take charge of all or any substantial part of such party’s assets, makes a general assignment for the benefit of creditors or otherwise enters into a general arrangement for the restructuring of its liabilities, suspends its business operation, has suspended payment of its liabilities generally, is unable to pay its debts as they become due or is the subject of a voluntary or involuntary bankruptcy filing.

3.04 Either party may terminate this Agreement in the following events: (i) with thirty (30) days prior written notice to the other party, if such other party is in material breach of any obligation under this Agreement and such breach is not corrected within thirty (30) days after receipt of written notice thereof; or (ii) with thirty (30) days prior written notice to the other party, if such other party decides not to continue with commercializing the Licensed IP for a period of longer than six (6) months.

3.05 Upon expiration or termination of this Agreement by either party, the license in Article 4 shall expire immediately and ME2C shall refrain from using the Licensed IP, provided, however, that nothing herein shall prohibit the use by ME2C of any intellectual property developed by ME2C which may have been developed alone or in combination with any of the rights granted hereunder prior to the expiration of termination of this Agreement.

3.06 Nothing in this Agreement will be construed to release either party from any obligation hereunder that matured prior to the effective date of termination.

3.07 The parties’ respective rights, obligations and duties under Articles 6, 7, 8, 9, 10, 11, 12 13 and 14 and Sections 3.05 and 3.06, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement. To be clear, all confidentiality obligations set forth in this Agreement shall survive termination of this Agreement.

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ARTICLE 4. LICENSE GRANT

4.01 DAKIN hereby grants to ME2C (i) a limited license to manufacture and produce products (the “Products”) comprising the Licensed IP for DAKIN pursuant to the provisions of Article 6 hereof (the “Limited License”) and (ii) an exclusive, royalty-bearing, non-transferable, non-sublicensable (except to ME2C’s Affiliates) license in the Territory to make, have made, use, offer for sale, sell, import, distribute, market, exploit and otherwise commercialize the Licensed IP (the “US License”), in each case during the Term. The Limited License and the US License are together referred to herein as the “License”.

4.02 DAKIN shall not enforce any of its patent rights related to the Licensed IP against ME2C arising from ME2C’s exploitation of the license granted under Section 4.01(ii), or against ME2C’s direct or indirect customers arising from such customers’ use of the Licensed IP, during the Term.

4.03 During the Term, DAKIN shall as soon as commercially practicable disclose any Improvements made by DAKIN in writing to ME2C.

4.04 At ME2C’s written request, and subject to standard trademark licensing terms, DAKIN shall grant to ME2C an exclusive, royalty-free, non-transferable, non-sublicenseable license during the Term to use applicable DAKIN’s registered trademarks and its brand names with products associated with the Licensed IP in the Territory. DAKIN reserves the right to require ME2C to use DAKIN’s brand on all products associated with the Licensed IP.

4.05 Notwithstanding anything herein to the contrary, DAKIN retains and shall have the right during the Term (by itself and through its Affiliates) to market and seek customers for (but not to commercialize) the Licensed IP in the Territory, provided that in the event that DAKIN becomes aware of a business opportunity within the Territory involving the Licensed IP, DAKIN shall turn over such opportunity to ME2C provided that any sales efforts performed by ME2C with respect to such opportunity shall involve the Licensed IP.

4.06 Except as specifically provided herein, nothing in this Agreement will be construed to confer any ownership interest, license or other rights upon ME2C by implication, estoppel or otherwise as to the Licensed IP or DAKIN’s trademarks or brand names.

4.07 ME2C will not register or apply to register any entity name, trademark, trade name, copyright, design registration or any other proprietary rights, in any country, state, or other jurisdiction utilizing any part or component of the Licensed IP or DAKIN’s trademarks or brand names.

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ARTICLE 5. INFORMATION AND DOCUMENTS; TECHNICAL SUPPORT

5.01 As soon as practicable following the Effective Date, DAKIN shall furnish to ME2C all information and documents in the possession of DAKIN regarding the Licensed Technology, including but not limited to copies of the documents listed in Appendix A, along with any other information that ME2C may reasonably request in connection therewith.

5.02 At any time after the Effective Date, DAKIN may request technical support (e.g., consultation, training) from ME2C to assist DAKIN with its efforts to commercialize the Licensed Technology outside of the Territory. ME2C shall use reasonable efforts to respond promptly to DAKIN’s requests. The parties will agree upon a reasonable time and place for such support, which shall be provided by telephone or in person at the ordinary place of business of ME2C’s personnel, or such other locations at the parties agree, subject to the availability of suitable personnel. Such support will be provided in accordance with ME2C’s standard technical support rates listed in Appendix B (“ME2C’s Standard Support Rates”), subject to Section 5.03 below. DAKIN shall reimburse ME2C for the reasonable travel, meal and lodging costs, if approved in advance by DAKIN, that ME2C personnel incur to provide support under this Section 5.02.

5.03 To effectively commercialize the Licensed Technology, ME2C shall supply and DAKIN shall purchase test equipment that will be used to demonstrate the performance of the Licensed Technology (e.g., at a potential customer’s site). The test equipment shall be supplied to Dakin on a “cost” basis only which shall be paid for by DAKIN within sixty (60) days of the conclusion of the first successful test. ME2C shall also provide for the installation and initial commissioning of the equipment at no charge, provided, however, that DAKIN shall pay for the reasonable travel, meal and lodging costs that ME2C personnel incur to provide such support. Product purchased in connection with such testing and demonstrations shall be purchased by DAKIN from ME2C at the prices set forth in Appendix C. Any other technical support will be provided to DAKIN at ME2C’s Standard Support Rates.

ARTICLE 6. LICENSE FEE

6.01 As partial consideration for the License granted hereunder, ME2C shall pay DAKIN a non-refundable license fee of $12,500 per month beginning January 1, 2023 and ending December 31, 2025, payable at the beginning of each month (the “Monthly License Fee”). For clarification purposes, it is understood that no additional Monthly License Fees shall be due and payable during the Term after December 31, 2025. Notwithstanding the foregoing, in the event this Agreement is terminated prior to December 31, 2025, then the Monthly License Fee shall also terminate effective at such earlier termination.

ARTICLE 7. SUPPLY OF PRODUCT

7.01 Subject to the terms and conditions hereof and pursuant to the Limited License pursuant to Section 4.01, DAKIN shall purchase one hundred percent (100%) of DAKIN’s requirements for the Products containing the Licensed IP for all sales of the Products outside of the Territory, subject to the availability of the Products from ME2C. In the event DAKIN purchases Products from a third-party without first offering to purchase the Products from ME2C, DAKIN shall pay to ME2C ten percent (10%) of the purchase price between DAKIN and the third-party seller to ME2C for ME2C’s lost profit. There is no minimum volume requirement for Products under this Agreement.

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7.02 This Agreement does not constitute a purchase order. Purchases under this Agreement shall be made with separate purchase orders issued by DAKIN (each, a “Purchase Order”) which shall incorporate by reference this Agreement. The Purchase Order shall not modify, alter, change or amend the terms and provisions of this Agreement, unless specifically agreed to in writing by an authorized officer of ME2C. Should any conflict result between the terms of the Purchase Order and this Agreement, the terms and provisions of this Agreement shall prevail and be binding on the parties. ME2C must acknowledge in writing within forty-eight (48) hours after receipt of any Purchase Order, (i) its receipt of such Purchase Order, and (ii) its ability or inability to fulfill such Purchase Order within the time specified in the applicable Purchase Order. Each Purchase Order submitted by DAKIN, in combination with this Agreement, shall become the exclusive agreement between the parties for the Product ordered therein when accepted by acknowledgment of, or commencement of performance by, ME2C.

7.03 In the event ME2C (i) fails to respond to a Purchase Order within forty-eight (48) hours of receipt of such Purchase Order, or (ii) indicates its inability to, or in fact does not, fulfill such Purchase Order within the time specified in the applicable Purchase Order, DAKIN shall be free to purchase such Product reflected in such Purchase Order from other third party suppliers.

7.04 The prices and/or pricing formula for the Product are listed in Appendix C and shall be applicable for all Purchase Orders issued under this Agreement.

7.05 Unless otherwise agreed in writing by the parties, ME2C shall deliver the Product to DAKIN’s location as set forth in ME2C’s Purchase Order (the “Delivery Point”) using ME2C’s standard methods for packaging and shipping such Product. The time stipulated for delivery of Product to the extent set forth in a Purchase Order shall be of the essence. The parties shall cooperate with each other to ensure the timely delivery of the Product, including timely issuance of Purchase Orders and confirmations, timely shipment of Product and payment of invoices. ME2C shall provide prompt notice in writing to DAKIN if any delay in the delivery of Product is foreseen, and shall use its commercially reasonable efforts and advise DAKIN of the measures it shall take in order to maintain the agreed upon delivery date.

7.06 If for any reason DAKIN fails to accept delivery of any of the Product on the date fixed for delivery, or if ME2C is unable to deliver the Product at the Delivery Point on such date because DAKIN has not provided appropriate instructions, documents, licenses or authorizations: (i) risk of loss to the Product shall pass to DAKIN; (ii) the Product shall be deemed to have been delivered; and (iii) ME2C, at its option, may store the Product until DAKIN picks them up, whereupon DAKIN shall be liable for all related costs and expenses (including, without limitation, storage and insurance).

7.07 Except as provided in 7.06 above, title and risk of loss shall pass to DAKIN upon delivery of the Product at the Delivery Point. As collateral security for the payment of the purchase price of the Products, DAKIN hereby grants to ME2C a lien on and security interest in and to all of the right, title and interest of DAKIN in, to and under the Product, wherever located, and whether now existing or hereafter arising or acquired from time to time, and in all accessions thereto and replacements or modifications thereof, as well as all proceeds (including insurance proceeds) of the foregoing.

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7.08 All prices are exclusive of all shipping costs, sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any governmental authority on any amounts payable by DAKIN. DAKIN shall be responsible for all such charges, costs and taxes, including all applicable sales, use, value added or similar taxes imposed, levied or assessed upon the sale of the Product under this Agreement; provided, that, DAKIN shall not be responsible for any taxes imposed on, or with respect to, ME2C’s income, revenues, gross receipts, personnel or real or personal property or other assets.

7.09 DAKIN shall pay all invoiced amounts due to ME2C within thirty (30) days from receipt by DAKIN of ME2C’s invoices and Product related to that particular invoice. DAKIN shall make all payments hereunder by wire transfer or check and in US dollars. DAKIN shall pay interest on all late payments at the lesser of the rate of 1.5% per month or the highest interest rate permissible under applicable law, calculated daily and compounded monthly. DAKIN shall reimburse ME2C for all costs incurred in collecting any late payments, including, without limitation, attorneys’ fees. In addition to all other remedies available hereunder or at law (which ME2C does not waive by the exercise of any rights hereunder), ME2C shall be entitled to suspend the delivery of any Product if DAKIN fails to pay any amounts when due hereunder and such failure continues for fourteen (14) days following written notice thereof. DAKIN shall not withhold payment of any amounts due and payable by reason of any set-off of any claim or dispute with ME2C, whether relating to ME2C’s breach, bankruptcy or otherwise.

ARTICLE 8. RUNNING ROYALTIES AND OTHER PAYMENTS

8.01 During the Term, ME2C shall pay DAKIN a running royalty (the “Running Royalty”) for sales within the Territory in such amount as set forth in Appendix D. No royalties shall be paid to DAKIN for any demonstrations of the Licensed Technology conducted by ME2C for a customer or potential customer.

8.02 ME2C shall, and at all times, keep an accurate account of all sales within the scope of this Agreement. Royalties shall accrue upon ME2C’s receipt of payment for sales. Within forty-five (45) days after the end of each calendar quarterly period during which payment for any such sales was received by ME2C, ME2C shall (i) render written statements to DAKIN in regard to such sales together with an accounting of the royalty payments due therefor, and (ii) pay such royalty payments by wire transfer of funds to DAKIN to an account designated by DAKIN. DAKIN shall have the right, at its own expense, once during each calendar quarterly period, to examine ME2C’s books for the purpose of verifying the correctness of the royalty payments made to DAKIN.

8.03 ME2C shall invoice DAKIN for any technical support provided by ME2C to DAKIN under Sections 5.02 and 5.03 on a calendar quarterly basis. DAKIN shall pay the invoices in U.S. dollars within forty-five (45) days after receipt.

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ARTICLE 9. REPRESENTATIONS AND WARRANTIES

9.01 Each party represents and warrants as to itself that:

(i) It is an entity duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, as the case may be, and is in good standing under such laws. It has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted. It has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations hereunder.

(ii) It has taken all necessary actions required by law, its charter, its bylaws or otherwise to authorize the execution and performance of this Agreement and the transactions contemplated by this Agreement, and this Agreement is a valid and binding obligation enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally, and by general equitable principles.

(iii) The execution, delivery and performance by it of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered by it pursuant hereto or in connection herewith will not: (i) conflict with or violate its charter, bylaws or other organizational documents or any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to it or its actions; or (ii) to its knowledge, conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which it is a party or by which any of its property is bound.

9.02 DAKIN additionally represents and warrants that:

(i) It has sufficient ownership and control over Licensed IP to grant the license in Article 4.

(ii) to the best of its knowledge, ME2C’s use of Licensed IP within the Territory does not infringe any patents owned by third parties.

(iii) It is not now involved in nor, to its knowledge, is it threatened to be involved in any litigation or legal or other proceedings related to or affecting the Licensed IP or which would prevent or hinder the consummation of the transactions contemplated by this Agreement, nor is it in default with respect to or subject to any court order, and there are no unsatisfied judgments against it or the Licensed IP.

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ARTICLE 10. CONFIDENTIALITY

10.01 The parties hereto recognize that a major need of each party is to preserve its specialized knowledge, trade secrets and confidential information. The strength and goodwill of each is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by each. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to each of the parties, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, analytical techniques, and similar items of each of the parties. By reason of this Agreement, each of the parties has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the other party’s operations. Therefore, each of the parties hereto hereby represents, warrants and covenants as follows, recognizing that the other is relying on the same in entering into this Agreement:

(i) At any time, except for the exclusive benefit of the other party, each of the parties will not, directly or indirectly, use, disclose to others, or publish or otherwise make available to any other party (except to its Representatives who will be informed of the confidential nature of such information) any confidential business information about the affairs of the other party hereto, including but not limited to (i) all Licensed Technology and Improvements that DAKIN discloses to ME2C under this Agreement, and (ii) all confidential information concerning the products, methods, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by each party of the other party in the course of its past or future relationship with the other party. Each party will be responsible for any breach of this Agreement by itself or any of its Representatives. Each of the parties agrees to hold as the other party’s property all memoranda, books, papers, letters and other data, and all copies thereof and therefrom, in any way relating to the other party’s business and affairs, whether made by it or otherwise coming into its possession. Upon the termination of this Agreement, each of the parties shall return to the other all confidential information acquired by it of the other by reason of this Agreement.

(ii) DAKIN shall own the entire right, title and interest in and to all copyrights, patents, trademarks, improvements and inventions developed by DAKIN or ME2C relating to the Licensed IP. All rights to apply for copyrights, patents or trademarks thereon and any copyrights, patents or trademarks issuing therefrom shall belong to DAKIN, and ME2C will take such actions as are reasonably necessary to aid DAKIN in securing any such copyrights, patents or trademarks, at the sole expense of DAKIN.

10.02 The obligations of Section 10.01 shall not apply to any confidential information of a disclosing party that the receiving party can show, by written records:

(i) Is publicly known or becomes publicly known through no fault of the receiving party;

(ii) Was known to the receiving party without duty of secrecy or non-use prior to receipt from the disclosing party;

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(iii) Was provided to the receiving party by a third party who owes no duty of secrecy to the disclosing party, provided that the receiving party’s use or disclosure of the disclosing party’s confidential information is permitted by receiving party’s agreement with the third-party discloser; or

(iv) Was independently developed by employees of receiving party without access to or assistance from confidential information of the disclosing party.

10.03 Notwithstanding Section 10.01, a party may disclose confidential information of the other party when required by operation of law, regulation or court order, if such party gives the other party reasonable advance notice of the impending disclosure and uses reasonable efforts, in conjunction with the other party, to obtain confidential treatment of the confidential information.

ARTICLE 11. INSURANCE

11.1 Each party shall provide and maintain in effect beginning at the time any product is being manufactured and produced pursuant to the terms hereof minimum insurance coverage as follows: (i) commercial general liability insurance, including public liability, bodily injury and property damage insurance, with limits of not less than $1,000,000 combined single limit per occurrence and annual aggregate, and (ii) excess or umbrella liability insurance with a combined single limit of net less than $2,000,000. The foregoing coverages shall be primary and shall not require contribution from the other party.

ARTICLE 12. INDEMNIFICATION

12.01 DAKIN agrees to indemnify and hold harmless ME2C against any loss, damage, or expense (including reasonable attorneys’ fees) suffered by ME2C resulting from:

(i) any breach by DAKIN of this Agreement; or

(ii) any inaccuracy in or breach of any of the representations, warranties, or covenants made by DAKIN in this Agreement.

12.02 ME2C agrees to indemnify and hold harmless DAKIN against any loss, damage, or expense (including reasonable attorneys’ fees) suffered by DAKIN resulting from:

(i) any breach by ME2C of this Agreement;

(ii) any inaccuracy in or breach of any of the representations, warranties, or covenants made by the ME2C in this Agreement; or

(iii) any use or misuse of the Licensed IP by ME2C that causes liability to DAKIN, including, but not limited to any liability for defective products produced by ME2C.

Neither party shall settle any claim subject to this Article 12 without the prior written consent of the other, which consent shall not be unreasonably withheld.

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ARTICLE 13. NO WARRANTY; LIMITATIONS

DAKIN MAKES NO WARRANTIES WHATSOEVER AS TO THE COMMERCIAL OR SCIENTIFIC VALUE OF THE LICENSED IP. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, DAKIN MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND DAKIN HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

EXCEPT FOR THE UNAUTHORIZED USE OF A PARTY’S PROPRIETARY RIGHTS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING OUT OR RESULTING FROM THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, OR ANY OTHER THEORY OF LEGAL LIABILITY.

ARTICLE 14. OTHER PROVISIONS

14.01 Neither party may assign or delegate its rights and/or obligations under this Agreement, except with the express written consent of the other party, except that prior consent is not required in the event of a transfer to an Affiliate, or in connection with a sale of all or substantially all the party’s business. No party shall be relieved of its obligations under this Agreement, regardless of such transfer, without the written consent of the other party.

14.02 It is understood that the parties shall act independently in the performance of this Agreement. Nothing contained herein is intended nor is to be construed to constitute ME2C and DAKIN as partners, agents or joint ventures with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party in any manner whatsoever.

14.03 Except for payment of money, no party shall be considered in default in the performance of its obligations hereunder if such performance is prevented or delayed because of unavailability of labor, war, hostilities, revolution, civil commotion, strike, epidemic, accident, fire, wind, flood, or any other act of god, or any other cause beyond the reasonable control of the party affected. The party suffering a delay in performance shall give notice thereof to the other party as soon as reasonably possible thereafter, and shall use reasonable efforts to overcome or minimize such delay, in consultation with the other party.

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14.04 This Agreement and the attached Appendices constitute the entire Agreement of the parties with respect to the Licensed IP, and supersede any prior agreement or understanding with regard to that subject matter.

14.05 This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14.06 It is specifically understood and agreed that certain breaches of this Agreement will result in irreparable injury to the parties hereto, that the remedies available to the parties at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies that the parties may have, a party may enforce its rights by an action for specific performance and the parties expressly waive the defense that a remedy in damages will be adequate.

14.07 This Agreement is to be construed and governed by the laws of the State of Delaware, without regard to conflict-of-laws principles. Each party shall comply with all laws applicable to its performance under this Agreement.

14.08 Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made if and when delivered by reputable overnight courier service with charges prepaid or by registered or certified mail, return receipt requested, postage prepaid, to the parties herein. Any party may send any notice or other communication to the other party hereto using any other means (including personal delivery, messenger service, facsimile, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices or other communications are to be delivered by giving the other party notice in the manner herein set forth. Notices shall be addressed as follows:

To DAKIN:

Dakin Holdings Ltd.

127 West Ridge Gap, Sandy Lane

St. James, Barbados BB24024

Attn: Richard MacPherson

Email: rickmacp@gmail.com

To ME2C:

Midwest Energy Emissions Corp.

1810 Jester Drive

Corsicana, Texas 75109

Attn: James Trettel, VP of Operations

Facsimile: (614) 505-7377

Email: JTrettel@midwestemissions.com

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With a copy to:

David M. Kaye, Esq.

Kaye Cooper Kay & Rosenberg, LLP

425 Eagle Rock Avenue, Suite 200

Roseland, New Jersey 07068-1717

Facsimile: (973) 443-0601

Email: dmkaye@kcfkr.com

14.09 If any provision of this Agreement shall be held invalid or unenforceable under the governing law, that provision shall be limited or eliminated to the minimum extent necessary so that such provision is enforceable and this Agreement shall otherwise remain in full force and effect. In addition, the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

14.10 The waiver by either party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any subsequent breach of such provision or any other provision under this Agreement. Any failure by either party to enforce the other party’s strict performance of any provision of this Agreement will not constitute a waiver of its right to subsequently enforce such provision or any other provision of this Agreement.

14.11 In the event of a breach of any duty, warranty, or undertaking owed to a party by the other party under this Agreement, which breach results in efforts by such party to remedy same (whether or not a lawsuit is filed), the other party shall pay, in addition to such other sums as may be due hereunder, all costs and expenses of such efforts, including, but not limited to, reasonable attorneys’ fees.

14.12 This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, extension or discharge is sought.

14.13 Neither party shall issue any press release or other publicity materials, or make any public presentation with respect to the terms or conditions of this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed). The restrictions provided in this Section 14.13 shall not apply to disclosures deemed by either party in its reasonable discretion to be required by law or regulation, including as may be required in connection with any filings made with the Securities and Exchange Commission or similar non-U.S. regulatory authority, or by the disclosure policies of a major stock exchange.

14.14 Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

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14.15 The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa; the masculine gender shall include the feminine and neuter gender and vice versa; the word “person” shall include a natural person as well as a corporation, partnership, firm of other form of association.

14.16 Each of the parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same. Each of the parties understands and agrees that Kaye Cooper Kay & Rosenberg, LLP, the draftsperson of this Agreement, has prepared this Agreement on behalf of ME2C and is not representing DAKIN or any other party in an individual capacity in the negotiation and consummation of the transactions hereunder. The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

14.17 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DAKIN:

DAKIN HOLDINGS LTD.

By:	/s/ Richard. MacPherson
Name:	Richard MacPherson
Title:	President

ME2C:

MIDWEST ENERGY EMISSIONS CORP. MES, INC.

By:	/s/ David M. Kaye
Name:	David M. Kaye
Title:	Secretary

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Appendix A Licensed Technology

Appendix B ME2C’s Standard Technical Support Rates

Appendix C Prices and/or Pricing Formula for Product

Appendix D Running Royalty